Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports All-Time Record Quarterly and Full Year EPS

•Fourth quarter 2021 GAAP EPS was a record $5.87, an increase of 239% year-over-year, and adjusted EPS was $5.76, an increase of 137% year-over-year
•Fourth quarter 2021 revenue was $6.6 billion, an increase of 14% driven by Used vehicle revenue up 55%, each as compared to the same period a year ago
•Fourth quarter 2021 operating income increased 72%, and fourth quarter 2021 adjusted operating income increased 68%, each as compared to the same period a year ago
•During the fourth quarter of 2021, AutoNation repurchased 3.1 million shares of common stock for an aggregate purchase price of $382 million

FORT LAUDERDALE, Fla., (February 17, 2022) —AutoNation, Inc. (NYSE: AN), America’s largest and most recognized automotive retailer, today reported its seventh consecutive record quarterly EPS. Fourth quarter 2021 revenue was $6.6 billion, an increase of 14% driven by used vehicle revenue which increased 55%, more than offsetting the decline in new vehicle revenue of 7%, each as compared to the same period a year ago. Full year revenue was $25.8 billion, an increase of 27% compared to the same period a year ago.

Fourth quarter 2021 GAAP EPS was a record $5.87, an increase of 239% compared to fourth quarter 2020 GAAP EPS of $1.73. Fourth quarter 2021 adjusted EPS was $5.76, an increase of 137% compared to fourth quarter 2020 adjusted EPS of $2.43. For the full year 2021, GAAP EPS was a record of $18.31, an increase of 326% compared to full year 2020 GAAP EPS of $4.30. Full year 2021 adjusted EPS was $18.14, an increase of 155% compared to full year 2020 adjusted EPS of $7.11. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Operational Summary
Fourth quarter 2021 Operational Summary:
•Revenue – Revenue was $6.6 billion, an increase of 14% compared to the year-ago period.
◦New Vehicle Revenue - New vehicle revenue declined 7% compared to the year-ago period.
◦Used Vehicle Revenue - Used vehicle revenue increased 55% compared to the year-ago period.
•Gross Profit - Gross profit totaled $1.3 billion, an increase of 34% compared to the year-ago period.
◦New Vehicle Gross Profit - New vehicle gross profit per vehicle retailed was $6,450, up $3,675 or 132% compared to the year-ago period.
◦Used Vehicle Gross Profit - Used vehicle gross profit per vehicle retailed was $2,063, up $496 or 32% compared to the year-ago period.
◦Customer Financial Services Gross Profit - Customer Financial Services gross profit per vehicle retailed was $2,678, up $469 or 21% compared to the year-ago period.
◦After-Sales Gross Profit - After-Sales gross profit was $426 million, an increase of 11% compared to the year-ago period.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 57.2%, and adjusted SG&A as a percentage of gross profit was 56.7%, an improvement of 710 basis points compared to adjusted SG&A as a percentage of gross profit of 63.8% in the prior year period.

“Our record results were driven by the exceptional performance of our team members from coast to coast, evidenced by our used vehicle revenue which increased 55% and our used vehicle retail unit sales which increased 21% compared to the prior year. We expect consumer demand for personal vehicle ownership to remain strong for the foreseeable future and we are accelerating our self-sustaining used vehicle business to meet this demand through our sourcing capabilities, selection of vehicles, footprint, digital tools, and core efficiencies,” Mike Manley, AutoNation Chief Executive Officer.

Digital
Over 50% of AutoNation unit sales originated on its digital channels for the full year 2021. The Company has built a compelling Customer value proposition through the combination of its digital tools and physical assets. Leveraging AutoNation Express, its integrated digital solution, powered by nearly 11 million real-time Customer insights, AutoNation has created a personalized digital experience and has further reduced friction for Customers’ online and in-store buying experience. They can start online, pick up in-store, or get a vehicle delivered, and Associates will be ready to assist. AutoNation is transforming how personal mobility is perceived and experienced by keeping Customers in the driver's seat.

Used Vehicle Growth Strategy
AutoNation’s fourth quarter and full year 2021 used vehicle retail unit sales increased 21% and 26% respectively, compared to the prior year periods. This strong performance was driven by exceptional used vehicle sourcing, a broad selection of inventory, a proven operating model, demonstrated digital scale, and an admired brand. AutoNation will continue to expand its used vehicle retail business, leveraging its existing capabilities and AutoNation USA growth plan, coupled with rich data and analytics. These core elements will accelerate growth and further differentiate the Company in the used vehicle market.

The Company opened its ninth AutoNation USA store in November in Phoenix, Arizona, and most recently entered a new market with its tenth AutoNation USA store in Charlotte, North Carolina. The Company plans to open 12 additional new stores over the next 12 months. These stores will continue to leverage the AutoNation brand, scale, and proven Customer-centric processes to capture a larger share of the used vehicle market.

Share Repurchase
During the fourth quarter of 2021, AutoNation repurchased 3.1 million shares of common stock for an aggregate purchase price of $382 million. AutoNation has approximately $776 million remaining Board authorization for share repurchase as of February 15, 2022. As of February 15, 2022, AutoNation had approximately 62 million shares outstanding.

Liquidity and Leverage
As of December 31, 2021, AutoNation had $1.5 billion of liquidity, including $60 million in cash and approximately $1.4 billion of availability under its revolving credit facility. The Company’s covenant leverage ratio was 1.5x at quarter-end. AutoNation had approximately $3.2 billion of non-vehicle debt outstanding as of December 31, 2021.

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended December 31,
	2021	2020	YoY
Revenue	$6,582.3	$5,785.1	14%
Gross Profit	$1,321.6	$986.7	34%
Operating Income	$532.4	$309.4	72%
Net Income	$387.1	$151.5	156%
Diluted EPS	$5.87	$1.73	239%

New Vehicle Retail Unit Sales	57,601	72,404	-20%
Used Vehicle Retail Unit Sales	74,442	61,526	21%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended December 31,
	2021	2020	YoY
Adjusted Operating Income	$521.4	$309.6	68%
Adjusted Net Income	$380.0	$213.1	78%
Adjusted Diluted EPS	$5.76	$2.43	137%

Selected GAAP Financial Data
($ in millions, except per share data)
	Twelve Months Ended December 31,
	2021	2020	YoY
Revenue	$25,844.0	$20,390.0	27%
Gross Profit	$4,952.6	$3,566.4	39%
Operating Income	$1,902.8	$563.2	238%
Net Income	$1,373.0	$381.6	260%
Diluted EPS	$18.31	$4.30	326%

New Vehicle Retail Unit Sales	262,403	249,654	5%
Used Vehicle Retail Unit Sales	304,364	241,182	26%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Twelve Months Ended December 31,
	2021	2020	YoY
Adjusted Operating Income	$1,891.8	$989.6	91%
Adjusted Net Income	$1,360.2	$631.0	116%
Adjusted Diluted EPS	$18.14	$7.11	155%

Segment Results
Segment results(1) for the fourth quarter of 2021 were as follows:

Fourth Quarter 2021 Segment Results

•Domestic – Domestic segment income(2) was $159 million compared to year-ago segment income of $107 million, an increase of 49%.
•Import – Import segment income(2) was $184 million compared to year-ago segment income of $109 million, an increase of 70%.
•Premium Luxury – Premium Luxury segment income(2) was $247 million compared to year-ago segment income of $165 million, an increase of 50%.

Full Year 2021 Segment Results

•Domestic - Domestic segment income(2) was $596 million compared to year-ago segment income of $355 million, an increase of 68%.
•Import - Import segment income(2) was $715 million compared to year-ago segment income of $386 million, an increase of 85%.
•Premium Luxury - Premium Luxury segment income(2) was $837 million compared to year-ago segment income of $478 million, an increase of 75%.

The fourth quarter conference call may be accessed by telephone at 844-200-6205 (Conference ID:819892) at 10:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on February 17, 2022, through March 10, 2022, by calling 866-813-9403 (Conference ID: 562352). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at: investors.autonation.com.

(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Subaru, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.

About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America’s most admired companies, AutoNation delivers a peerless customer experience recognized by data-driven consumer insight leaders, Reputation and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with “DRVPNK” and “What Drives You, Drives Us.” AutoNation has a singular focus on personalized transportation services that are easy, transparent, and customer-centric.

Please visit www.autonation.com, investors.autonation.com, www.twitter.com/CEOMikeManley, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “targets,” “projects,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, or investments, including the planned expansion of our AutoNation USA pre-owned vehicle stores and our investments in digital and online capabilities, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to develop successfully our digital and online capabilities; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; the response by federal, state, and local governments and other parties to, and the economic impacts of, the COVID-19 pandemic; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
New vehicle	$2,917.3	$3,127.0	$12,081.7	$10,418.6
Used vehicle	2,343.6	1,511.2	8,638.8	5,601.3
Parts and service	961.1	838.4	3,706.6	3,257.4
Finance and insurance, net	353.6	295.9	1,384.5	1,059.3
Other	6.7	12.6	32.4	53.4
Total revenue	6,582.3	5,785.1	25,844.0	20,390.0
Cost of sales:
New vehicle	2,545.8	2,926.1	10,880.1	9,834.5
Used vehicle	2,175.4	1,407.1	7,950.7	5,142.3
Parts and service	534.7	453.0	2,033.9	1,796.6
Other	4.8	12.2	26.7	50.2
Total cost of sales	5,260.7	4,798.4	20,891.4	16,823.6
Gross profit	1,321.6	986.7	4,952.6	3,566.4
Selling, general, and administrative expenses	755.7	632.0	2,876.2	2,422.0
Depreciation and amortization	49.9	49.9	193.3	198.9
Goodwill impairment	—	—	—	318.3
Franchise rights impairment	—	—	—	57.5
Other (income) expense, net(1)	(16.4)	(4.6)	(19.7)	6.5
Operating income	532.4	309.4	1,902.8	563.2
Non-operating income (expense) items:
Floorplan interest expense	(4.8)	(10.9)	(25.7)	(63.8)
Other interest expense	(26.8)	(23.4)	(93.0)	(93.7)
Interest income	—	—	—
Other income (loss), net(2)	5.2	(73.8)	24.3	144.4
Income from continuing operations before income taxes	506.0	201.3	1,808.4	550.1
Income tax provision	118.8	49.8	435.1	168.3
Net income from continuing operations	387.2	151.5	1,373.3	381.8
Loss from discontinued operations, net of income taxes	(0.1)	—	(0.3)	(0.2)
Net income	$387.1	$151.5	$1,373.0	$381.6
Diluted earnings (loss) per share(3):
Continuing operations	$5.87	$1.73	$18.31	$4.30
Discontinued operations	$—	$—	$—	$—
Net income	$5.87	$1.73	$18.31	$4.30
Weighted average common shares outstanding	66.0	87.7	75.0	88.7
Common shares outstanding, net of treasury stock, at period end	62.6	83.5	62.6	83.5

(1)Primarily comprised of net gains on store/property dispositions, legal settlements, and asset impairment charges.
(2)Current year-to-date and prior quarter-to-date and year-to-date periods include gains (losses) on minority equity investments.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	2020	$ Variance	% Variance	2021	2020	$ Variance	% Variance
Revenue:
New vehicle	$2,917.3	$3,127.0	$(209.7)	(6.7)	$12,081.7	$10,418.6	$1,663.1	16.0
Retail used vehicle	2,174.3	1,415.0	759.3	53.7	8,062.4	5,260.5	2,801.9	53.3
Wholesale	169.3	96.2	73.1	76.0	576.4	340.8	235.6	69.1
Used vehicle	2,343.6	1,511.2	832.4	55.1	8,638.8	5,601.3	3,037.5	54.2
Finance and insurance, net	353.6	295.9	57.7	19.5	1,384.5	1,059.3	325.2	30.7
Total variable operations	5,614.5	4,934.1	680.4	13.8	22,105.0	17,079.2	5,025.8	29.4
Parts and service	961.1	838.4	122.7	14.6	3,706.6	3,257.4	449.2	13.8
Other	6.7	12.6	(5.9)		32.4	53.4	(21.0)
Total revenue	$6,582.3	$5,785.1	$797.2	13.8	$25,844.0	$20,390.0	$5,454.0	26.7
Gross profit:
New vehicle	$371.5	$200.9	$170.6	84.9	$1,201.6	$584.1	$617.5	105.7
Retail used vehicle	153.6	96.4	57.2	59.3	622.3	414.5	207.8	50.1
Wholesale	14.6	7.7	6.9		65.8	44.5	21.3
Used vehicle	168.2	104.1	64.1	61.6	688.1	459.0	229.1	49.9
Finance and insurance	353.6	295.9	57.7	19.5	1,384.5	1,059.3	325.2	30.7
Total variable operations	893.3	600.9	292.4	48.7	3,274.2	2,102.4	1,171.8	55.7
Parts and service	426.4	385.4	41.0	10.6	1,672.7	1,460.8	211.9	14.5
Other	1.9	0.4	1.5		5.7	3.2	2.5
Total gross profit	1,321.6	986.7	334.9	33.9	4,952.6	3,566.4	1,386.2	38.9
Selling, general, and administrative expenses	755.7	632.0	(123.7)	(19.6)	2,876.2	2,422.0	(454.2)	(18.8)
Depreciation and amortization	49.9	49.9	—		193.3	198.9	5.6
Goodwill impairment	—	—	—		—	318.3	318.3
Franchise rights impairment	—	—	—		—	57.5	57.5
Other (income) expense, net	(16.4)	(4.6)	11.8		(19.7)	6.5	26.2
Operating income	532.4	309.4	223.0	72.1	1,902.8	563.2	1,339.6	237.9
Non-operating income (expense) items:
Floorplan interest expense	(4.8)	(10.9)	6.1		(25.7)	(63.8)	38.1
Other interest expense	(26.8)	(23.4)	(3.4)		(93.0)	(93.7)	0.7
Interest income	—	—	—		—		—
Other income (loss), net	5.2	(73.8)	79.0		24.3	144.4	(120.1)
Income from continuing operations before income taxes	$506.0	$201.3	$304.7	151.4	$1,808.4	$550.1	$1,258.3	228.7
Retail vehicle unit sales:
New	57,601	72,404	(14,803)	(20.4)	262,403	249,654	12,749	5.1
Used	74,442	61,526	12,916	21.0	304,364	241,182	63,182	26.2
	132,043	133,930	(1,887)	(1.4)	566,767	490,836	75,931	15.5
Revenue per vehicle retailed:
New	$50,647	$43,188	$7,459	17.3	$46,043	$41,732	$4,311	10.3
Used	$29,208	$22,998	$6,210	27.0	$26,489	$21,811	$4,678	21.4
Gross profit per vehicle retailed:
New	$6,450	$2,775	$3,675	132.4	$4,579	$2,340	$2,239	95.7
Used	$2,063	$1,567	$496	31.7	$2,045	$1,719	$326	19.0
Finance and insurance	$2,678	$2,209	$469	21.2	$2,443	$2,158	$285	13.2
Total variable operations(1)	$6,655	$4,429	$2,226	50.3	$5,661	$4,193	$1,468	35.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021 (%)	2020 (%)	2021 (%)	2020 (%)
Revenue mix percentages:
New vehicle	44.3	54.1	46.7	51.1
Used vehicle	35.6	26.1	33.4	27.5
Parts and service	14.6	14.5	14.3	16.0
Finance and insurance, net	5.4	5.1	5.4	5.2
Other	0.1	0.2	0.2	0.2
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	28.1	20.4	24.3	16.4
Used vehicle	12.7	10.6	13.9	12.9
Parts and service	32.3	39.1	33.8	41.0
Finance and insurance	26.8	30.0	28.0	29.7
Other	0.1	(0.1)	—	—
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	12.7	6.4	9.9	5.6
Used vehicle - retail	7.1	6.8	7.7	7.9
Parts and service	44.4	46.0	45.1	44.8
Total	20.1	17.1	19.2	17.5
Selling, general, and administrative expenses	11.5	10.9	11.1	11.9
Operating income	8.1	5.3	7.4	2.8
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	57.2	64.1	58.1	67.9
Operating income	40.3	31.4	38.4	15.8

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	2020	$ Variance	% Variance	2021	2020	$ Variance	% Variance
Revenue:
Domestic	$2,033.2	$1,786.6	$246.6	13.8	$7,959.9	$6,490.6	$1,469.3	22.6
Import	1,870.6	1,679.1	191.5	11.4	7,798.5	5,988.0	1,810.5	30.2
Premium luxury	2,439.9	2,151.2	288.7	13.4	9,229.9	7,202.8	2,027.1	28.1
Total	6,343.7	5,616.9	726.8	12.9	24,988.3	19,681.4	5,306.9	27.0
Corporate and other	238.6	168.2	70.4	41.9	855.7	708.6	147.1	20.8
Total consolidated revenue	$6,582.3	$5,785.1	$797.2	13.8	$25,844.0	$20,390.0	$5,454.0	26.7

Segment income*:
Domestic	$159.2	$107.1	$52.1	48.6	$595.8	$355.2	$240.6	67.7
Import	184.4	108.7	75.7	69.6	714.7	386.4	328.3	85.0
Premium luxury	247.1	164.9	82.2	49.8	837.4	478.2	359.2	75.1
Total	590.7	380.7	210.0	55.2	2,147.9	1,219.8	928.1	76.1
Corporate and other	(63.1)	(82.2)	19.1		(270.8)	(720.4)	449.6
Add: Floorplan interest expense	4.8	10.9	(6.1)		25.7	63.8	(38.1)
Operating income	$532.4	$309.4	$223.0	72.1	$1,902.8	$563.2	$1,339.6	237.9
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	17,205	22,692	(5,487)	(24.2)	76,211	80,687	(4,476)	(5.5)
Import	23,916	30,829	(6,913)	(22.4)	118,863	109,077	9,786	9.0
Premium luxury	16,480	18,883	(2,403)	(12.7)	67,329	59,890	7,439	12.4
	57,601	72,404	(14,803)	(20.4)	262,403	249,654	12,749	5.1

Retail used vehicle unit sales:
Domestic	25,507	20,381	5,126	25.2	105,031	83,406	21,625	25.9
Import	24,739	21,427	3,312	15.5	103,418	82,841	20,577	24.8
Premium luxury	20,512	17,598	2,914	16.6	83,447	66,611	16,836	25.3
	70,758	59,406	11,352	19.1	291,896	232,858	59,038	25.4

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021 (%)	2020 (%)	2021 (%)	2020 (%)
Domestic:
Ford, Lincoln	12.7	11.0	10.5	11.6
Chevrolet, Buick, Cadillac, GMC	8.4	11.7	9.6	11.2
Chrysler, Dodge, Jeep, Ram	8.8	8.6	8.9	9.5
Domestic total	29.9	31.3	29.0	32.3
Import:
Toyota	19.1	21.1	21.5	20.7
Honda	11.8	12.3	13.5	13.2
Nissan	2.4	2.4	2.5	2.5
Other Import	8.2	6.8	7.8	7.3
Import total	41.5	42.6	45.3	43.7
Premium Luxury:
Mercedes-Benz	9.7	9.7	8.7	9.1
BMW	10.5	7.0	8.1	6.1
Lexus	2.7	3.2	3.0	2.7
Audi	2.0	2.4	2.2	2.2
Jaguar Land Rover	1.6	2.4	1.9	2.3
Other Premium Luxury	2.1	1.4	1.8	1.6
Premium Luxury total	28.6	26.1	25.7	24.0
	100.0	100.0	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Capital expenditures (1)	$65.7	$45.3	$231.9	$137.2
Cash paid for acquisitions, net of cash acquired (2)	$223.6	$—	$432.7	$0.4
Proceeds from exercises of stock options	$11.9	$21.3	$54.5	$52.7
Stock repurchases:
Aggregate purchase price	$381.7	$302.2	$2,303.2	$382.3
Shares repurchased (in millions)	3.1	4.7	22.3	7.2

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Variance	2021	2020	Variance
Floorplan assistance earned (included in cost of sales)	$27.5	$33.5	$(6.0)	$121.4	$110.7	$10.7
New vehicle floorplan interest expense	(3.6)	(10.4)	6.8	(22.3)	(58.0)	35.7
Net new vehicle inventory carrying benefit (cost)	$23.9	$23.1	$0.8	$99.1	$52.7	$46.4

Balance Sheet and Other Highlights	December 31, 2021	December 31, 2020
Cash and cash equivalents	$60.4	$569.6
Inventory	$1,847.9	$2,598.5
Total floorplan notes payable	$1,457.6	$2,759.9
Non-vehicle debt	$3,198.4	$2,101.8
Equity	$2,377.0	$3,235.7
New days supply (industry standard of selling days)	9 days	42 days
Used days supply (trailing calendar month days)	40 days	39 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		1.48	x
Covenant	less than or equal to	3.75	x

Capitalization ratio		52.7%
Covenant	less than or equal to	70.0%

(1)     Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)    Excludes finance leases.
(3)    Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended December 31,
	Gross Profit		Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
As reported	$1,321.6	$986.7	$532.4	$309.4	$506.0	$201.3	$118.8	$49.8	23.5%	24.7%	$387.1	$151.5	$5.87	$1.73
Net gains on business dispositions and asset impairments	—	—	(11.6)	—	(11.6)	—	(2.8)	—			(8.8)	—	$(0.13)	$—
Executive separation costs	—	—	5.8	—	5.8	—	0.2	—			5.6	—	$0.08	$—
Legal settlement	—	—	(5.2)	—	(5.2)	—	(1.3)	—			(3.9)	—	$(0.06)	$—
Loss on equity investment	—	—	—	—	—	81.2	—	19.7			—	61.5	$—	$0.70
ACP inventory valuation adjustment	—	(3.0)	—	(3.0)	—	(3.0)	—	(0.7)			—	(2.3)	$—	$(0.03)
SG&A costs associated with exit of ACP business (4)	—	—	—	4.0	—	4.0	—	1.0			—	3.0	$—	$0.03
Other costs associated with exit of ACP business (5)	—	—	—	(0.8)	—	(0.8)	—	(0.2)			—	(0.6)	$—	$(0.01)
Adjusted	$1,321.6	$983.7	$521.4	$309.6	$495.0	$282.7	$114.9	$69.6	23.2%	24.6%	$380.0	$213.1	$5.76	$2.43

	Three Months Ended December 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)(6)
	2021	2020	2021	2020
As reported	$755.7	$632.0	57.2	64.1
Excluding SG&A costs associated with exit of ACP business	—	4.0
Excluding executive separation costs	5.8	—
Adjusted	$749.9	$628.0	56.7	63.8

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Includes $1.0 million related to accelerated amortization, $0.4 million related to involuntary termination benefits, and $2.6 million for other closing costs.
(5)	Includes $4.1 million reduced accrual related to contract termination charges, partially offset by $2.3 million related to asset impairments and $1.0 million related to accelerated depreciation.
(6)	Both numerator and denominator are adjusted, as applicable.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Twelve Months Ended December 31,
	Gross Profit		Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
As reported	$4,952.6	$3,566.4	$1,902.8	$563.2	$1,808.4	$550.1	$435.1	$168.3	24.1%	30.6%	$1,373.0	$381.6	$18.31	$4.30
Net gains on business dispositions and asset impairments	—	—	(11.6)	8.4	(11.6)	8.4	(2.8)	2.2			(8.8)	6.2	$(0.12)	$0.07
Executive separation costs	—	—	5.8	5.5	5.8	5.5	0.2	1.0			5.6	4.5	$0.07	$0.05
Legal settlements	—	—	(5.2)	—	(5.2)	—	(1.3)	—			(3.9)	—	$(0.05)	$—
Gain on equity investment	—	—	—	—	(7.5)	(131.5)	(1.8)	(34.0)			(5.7)	(97.5)	$(0.08)	$(1.10)
ACP inventory valuation adjustment	—	17.6	—	17.6	—	17.6	—	4.3			—	13.3	$—	$0.15
SG&A costs associated with exit of ACP business (4)	—	—	—	6.9	—	6.9	—	1.7			—	5.2	$—	$0.06
Other costs associated with exit of ACP business (5)	—	—	—	12.2	—	12.2	—	2.9			—	9.3	$—	$0.10
Goodwill and franchise rights impairment	—	—	—	375.8	—	375.8	—	67.4			—	308.4	$—	$3.48
Adjusted	$4,952.6	$3,584.0	$1,891.8	$989.6	$1,789.9	$845.0	$429.4	$213.8	24.0%	25.3%	$1,360.2	$631.0	$18.14	$7.11

	Twelve Months Ended December 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)(6)
	2021	2020	2021	2020
As reported	$2,876.2	$2,422.0	58.1	67.9
Excluding SG&A costs associated with exit of ACP business	—	6.9
Excluding executive separation costs	5.8	5.5
Adjusted	$2,870.4	$2,409.6	58.0	67.2

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Includes $3.2 million related to accelerated amortization, $1.1 million related to involuntary termination benefits, and $2.6 million related to other closing costs.
(5)	Includes $3.2 million related to contract termination charges, $3.9 million related to accelerated depreciation, and $5.1 million related to asset impairments.
(6)	Both numerator and denominator are adjusted, as applicable.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	2020	$ Variance	% Variance	2021	2020	$ Variance	% Variance
Revenue:
New vehicle	$2,832.3	$3,122.6	$(290.3)	(9.3)	$11,989.1	$10,400.6	$1,588.5	15.3
Retail used vehicle	2,097.9	1,412.7	685.2	48.5	7,965.2	5,249.9	2,715.3	51.7
Wholesale	166.3	96.1	70.2	73.0	572.6	340.3	232.3	68.3
Used vehicle	2,264.2	1,508.8	755.4	50.1	8,537.8	5,590.2	2,947.6	52.7
Finance and insurance, net	345.2	295.5	49.7	16.8	1,374.5	1,057.4	317.1	30.0
Total variable operations	5,441.7	4,926.9	514.8	10.4	21,901.4	17,048.2	4,853.2	28.5
Parts and service	930.5	815.7	114.8	14.1	3,635.0	3,149.1	485.9	15.4
Other	6.7	12.5	(5.8)		32.4	52.9	(20.5)
Total revenue	$6,378.9	$5,755.1	$623.8	10.8	$25,568.8	$20,250.2	$5,318.6	26.3

Gross profit:
New vehicle	$360.8	$200.6	$160.2	79.9	$1,190.3	$583.2	$607.1	104.1
Retail used vehicle	147.7	96.0	51.7	53.9	614.7	413.7	201.0	48.6
Wholesale	15.8	7.8	8.0		67.0	44.6	22.4
Used vehicle	163.5	103.8	59.7	57.5	681.7	458.3	223.4	48.7
Finance and insurance	345.2	295.5	49.7	16.8	1,374.5	1,057.4	317.1	30.0
Total variable operations	869.5	599.9	269.6	44.9	3,246.5	2,098.9	1,147.6	54.7
Parts and service	411.8	377.0	34.8	9.2	1,641.4	1,448.6	192.8	13.3
Other	2.0	0.3	1.7		5.7	2.7	3.0
Total gross profit	$1,283.3	$977.2	$306.1	31.3	$4,893.6	$3,550.2	$1,343.4	37.8

Retail vehicle unit sales:
New	55,977	72,262	(16,285)	(22.5)	260,546	249,058	11,488	4.6
Used	71,745	61,360	10,385	16.9	300,689	240,411	60,278	25.1
	127,722	133,622	(5,900)	(4.4)	561,235	489,469	71,766	14.7

Revenue per vehicle retailed:
New	$50,598	$43,212	$7,386	17.1	$46,015	$41,760	$4,255	10.2
Used	$29,241	$23,023	$6,218	27.0	$26,490	$21,837	$4,653	21.3

Gross profit per vehicle retailed:
New	$6,446	$2,776	$3,670	132.2	$4,568	$2,342	$2,226	95.0
Used	$2,059	$1,565	$494	31.6	$2,044	$1,721	$323	18.8
Finance and insurance	$2,703	$2,211	$492	22.3	$2,449	$2,160	$289	13.4
Total variable operations(1)	$6,684	$4,431	$2,253	50.8	$5,665	$4,197	$1,468	35.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021 (%)	2020 (%)	2021 (%)	2020 (%)
Revenue mix percentages:
New vehicle	44.4	54.3	46.9	51.4
Used vehicle	35.5	26.2	33.4	27.6
Parts and service	14.6	14.2	14.2	15.6
Finance and insurance, net	5.4	5.1	5.4	5.2
Other	0.1	0.2	0.1	0.2
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	28.1	20.5	24.3	16.4
Used vehicle	12.7	10.6	13.9	12.9
Parts and service	32.1	38.6	33.5	40.8
Finance and insurance	26.9	30.2	28.1	29.8
Other	0.2	0.1	0.2	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	12.7	6.4	9.9	5.6
Used vehicle - retail	7.0	6.8	7.7	7.9
Parts and service	44.3	46.2	45.2	46.0
Total	20.1	17.0	19.1	17.5